Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

THIRD QUARTER 2020 RECORD RESULTS

AND DIVIDEND INCREASE

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut. October 21, 2020. Amphenol Corporation (NYSE: APH) reported today record GAAP diluted Earnings Per Share (“EPS”) for the third quarter 2020 of $1.12 compared to $0.92 for the comparable 2019 period. GAAP diluted EPS for the third quarter 2020 included an excess tax benefit of $11 million ($0.03 per share) related to stock options exercised during the quarter. Third quarter 2019 GAAP diluted EPS included refinancing-related costs of $14 million ($0.04 per share) associated with the early extinguishment of debt, partially offset by an excess tax benefit of $2 million ($0.01 per share) related to stock options exercised during the period. Excluding the effect of these items, Adjusted Diluted EPS1 for the third quarter 2020 was a record $1.09 compared to $0.95 for the third quarter 2019. Sales for the third quarter 2020 were a record $2.323 billion compared to $2.101 billion for the comparable 2019 period. Currency translation had the effect of increasing sales by $17 million in the third quarter 2020 compared to the 2019 period.

For the nine months ended September 30, 2020, GAAP Diluted EPS was $2.76, compared to $2.72 for the comparable 2019 period. GAAP Diluted EPS for the nine months ended September 30, 2020 included (i) an excess tax benefit of $28 million ($0.09 per share) related to stock options exercised during the period and (ii) a discrete tax benefit of $20 million ($0.06 per share) related to the settlements of refund claims in certain non-U.S. jurisdictions and the resulting adjustments to deferred taxes. The comparable 2019 period included acquisition-related costs of $25 million ($0.07 per share) and refinancing-related costs associated with the early extinguishment of debt during the period of $14 million ($0.04 per share), partially offset by an excess tax benefit of $21 million ($0.07 per share) related to stock options exercised during the period. Excluding the effect of these items, Adjusted Diluted EPS for the nine months ended September 30, 2020 and 2019 was $2.61 and $2.76, respectively. This decline in Adjusted Diluted EPS largely reflects the impact of the disruptions and costs associated with the COVID-19 pandemic. Sales for the nine months ended September 30, 2020 were $6.173 billion compared to $6.074 billion for the 2019 period. Currency translation had the effect of decreasing sales by $23 million for the first nine months of 2020 compared to the 2019 period.

On October 20, 2020, the Company’s Board of Directors approved a 16% increase in the Company’s quarterly dividend, from $0.25 to $0.29 per share to be first paid on January 6, 2021 to holders of record of the Company’s Class A Common stock as of December 15, 2020.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “While the COVID-19 pandemic continued to impact our business in the third quarter 2020, I am very proud that our team drove results that far exceeded our expectations, all while continuing to prioritize the safety and health of our employees worldwide.”

“We are pleased to have closed the third quarter of 2020 with record sales and Adjusted Diluted EPS of $2.323 billion and $1.09, respectively. Compared to the third quarter of 2019, sales increased by a strong 11%, primarily driven by robust growth in the mobile devices, information technology and data communications and industrial markets. We are especially pleased to have realized sequential sales growth of 17%, a clear reflection of our organization’s agility which enabled us to take advantage of incremental demand, even in these most dynamic times.”

“It is extremely rewarding that even in this challenging environment the Company’s experienced management team continued to react quickly to capitalize on opportunities to reach these new record levels of revenue and earnings. In addition, third quarter operating margins significantly improved from the second quarter, reaching a very strong 20.5%, and operating cash flow was $398 million, a clear confirmation of the quality of the Company’s earnings. The Company continues to deploy its financial strength in a variety of ways to increase shareholder value. To that end, the Company purchased 1.9 million shares of its common stock during the quarter for $202 million and paid dividends of $75 million. In addition, the Board of Directors has approved a 16% increase in our quarterly dividend, from $0.25 to $0.29 per share.”

“As we look ahead, the global economy remains very uncertain, and the continuing COVID-19 pandemic appears to be worsening in some regions of the world. Given the current demand environment and assuming no new material disruptions from the pandemic as well as constant exchange rates, for the fourth quarter 2020, we expect sales to be in the range of $2.160 billion to $2.200 billion and Adjusted Diluted EPS in the range of $0.98 to $1.00. For the full year 2020, we expect sales in the range of $8.333 billion to $8.373 billion, an increase of 1% to 2% over 2019, and Adjusted Diluted EPS to be in the range of $3.59 to $3.61, which is a decrease of 3% to 4% over 2019.”

“Despite the ongoing challenges posed by the COVID-19 pandemic, we are encouraged by the platform of strength that has been created by the Company’s consistent and superior performance during these highly uncertain times. The electronics revolution continues to create exciting long-term growth opportunities for Amphenol across each of our diversified end markets, with customers driving their products and networks to achieve ever higher levels of performance. We believe these opportunities will enable a long-term increase in demand for our expanded range of high-technology interconnect, sensor and antenna products. Our ongoing actions to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our high-technology product offerings, both organically and through our acquisition program, have created an excellent base for future performance. I remain confident in the ability of our outstanding entrepreneurial management team to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise even in times of crisis and to continue to generate strong financial performance. Most importantly, I continue to be truly grateful to our team for their extraordinary efforts to protect the safety and health of our employees around the world.”

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) Wednesday, October 21, 2020. The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. There will be a replay available until 11:59 PM (EST) on Saturday, November 21, 2020. The replay numbers are toll free 800-568-4204; International toll number is +1-203-369-3290; Passcode: 7183.

A live broadcast as well as a replay can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any forward-looking statements related in any way to the COVID-19 pandemic including its future impact on the Company. Although the Company believes the expectations reflected in such forward-looking statements including regarding the fourth quarter and full year 2020 sales and Adjusted Diluted EPS expectations are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following: future risks and existing uncertainties associated with the COVID-19 pandemic, which continues to disrupt our operations including, depending on the specific location, government regulations that limit our ability to operate certain of our facilities at full capacity and to adjust certain costs, travel restrictions, “work-from-home” orders and the gradual transition back to the workplace, supplier constraints, supply-chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government or its suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems which could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, including related interpretations of certain provisions of the U.S. Tax Cuts and Jobs Act of 2017 any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government regulations in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the impact of significant changes in tax law. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales	$2,323.4	$2,100.6	$6,172.9	$6,074.4

Cost of sales	1,588.5	1,438.7	4,274.4	4,137.1

Gross profit	734.9	661.9	1,898.5	1,937.3

Acquisition-related expenses	—	—	—	25.4

Selling, general and administrative expenses	259.1	248.3	748.4	722.5

Operating income	475.8	413.6	1,150.1	1,189.4

Interest expense	(28.0)	(29.7)	(87.1)	(89.5)
Loss on early extinguishment of debt	—	(14.3)	—	(14.3)
Other income, net	1.0	4.5	3.4	7.6

Income before income taxes	448.8	374.1	1,066.4	1,093.2

Provision for income taxes (1)	(99.3)	(91.8)	(213.3)	(250.0)

Net income	349.5	282.3	853.1	843.2
Less: Net income attributable to noncontrolling interests	(2.9)	(2.0)	(6.7)	(6.9)

Net income attributable to Amphenol Corporation	$346.6	$280.3	$846.4	$836.3

Net income per common share - Basic	$1.16	$0.95	$2.84	$2.81

Weighted average common shares outstanding - Basic	298.8	296.6	297.6	297.6

Net income per common share - Diluted (2)	$1.12	$0.92	$2.76	$2.72

Weighted average common shares outstanding - Diluted	308.2	306.2	306.2	307.8

Note 1   Provision for income taxes for the three months ended September 30, 2020 and 2019 includes excess tax benefits related to stock-based compensation of $10.7 million ($0.03 per share) and $1.6 million ($0.01 per share), respectively. Provision for income taxes for the nine months ended September 30, 2020 and 2019 includes excess tax benefits related to stock-based compensation of $28.1 million ($0.09 per share) and $21.3 million ($0.07 per share), respectively. Provision for income taxes for the nine months ended September 30, 2020 also includes a discrete tax benefit of $19.9 million ($0.06 per share) related to the settlements of refund claims in certain non-U.S. jurisdictions and the resulting adjustments to deferred taxes.

Note 2   Net income per share for the three months ended September 30, 2020 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the three months ended September 30, 2019 includes (i) the refinancing-related costs of $14.3 million ($12.5 million after-tax or $0.04 per share) associated with the early extinguishment of debt, partially offset by (ii) the excess tax benefits related to stock-based compensation discussed in Note 1.

Net income per share for the nine months ended September 30, 2020 includes (i) the discrete tax benefit and (ii) excess tax benefits related to stock-based compensation, each discussed in Note 1. Net income per share for the nine months ended September 30, 2019 includes (i) acquisition-related expenses of $25.4 million ($21.0 million after-tax or $0.07 per share) comprising of the amortization of $15.7 million related to the value associated with acquired backlog primarily from the SSI acquisition, as well as external transaction costs of $9.7 million and (ii) the refinancing-related costs discussed above, partially offset by (iii) the excess tax benefits related to stock-based compensation discussed in Note 1.

Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $1.09 and $0.95 for the three months ended September 30, 2020 and 2019, respectively, and $2.61 and $2.76 for the nine months ended September 30, 2020 and 2019, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and cash equivalents	$1,420.5	$891.2
Short-term investments	35.7	17.4
Total cash, cash equivalents and short-term investments	1,456.2	908.6
Accounts receivable, less allowance for doubtful accounts of $48.0 and $33.6, respectively	1,880.3	1,736.4
Inventories	1,391.0	1,310.1
Prepaid expenses and other current assets	309.5	256.1

Total current assets	5,037.0	4,211.2

Property, plant and equipment, less accumulated depreciation of $1,668.0 and $1,487.2, respectively	1,036.9	999.0
Goodwill	4,955.5	4,867.1
Other intangible assets, net	408.2	442.0
Other long-term assets	316.3	296.2

	$11,753.9	$10,815.5

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$1,075.9	$866.8
Accrued salaries, wages and employee benefits	189.1	171.8
Accrued income taxes	117.4	127.9
Accrued dividends	74.7	74.4
Other accrued expenses	528.7	488.5
Current portion of long-term debt	229.2	403.3

Total current liabilities	2,215.0	2,132.7

Long-term debt, less current portion	3,586.0	3,203.4
Accrued pension and postretirement benefit obligations	189.4	198.8
Deferred income taxes	253.5	260.4
Other long-term liabilities	404.8	424.0

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,938.1	1,683.3
Retained earnings	3,587.1	3,348.4
Treasury stock, at cost	(96.9)	(70.8)
Accumulated other comprehensive loss	(388.4)	(430.9)

Total shareholders’ equity attributable to Amphenol Corporation	5,040.2	4,530.3

Noncontrolling interests	65.0	65.9

Total equity	5,105.2	4,596.2

	$11,753.9	$10,815.5

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Nine Months Ended
	September 30,
	2020	2019
Cash from operating activities:
Net income	$853.1	$843.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	218.0	235.4
Stock-based compensation expense	51.0	46.4
Loss on early extinguishment of debt	—	14.3
Deferred income tax benefit	(5.8)	(37.5)
Net change in components of working capital	38.6	(27.1)
Net change in other long-term assets and liabilities	(3.9)	3.5

Net cash provided by operating activities	1,151.0	1,078.2

Cash from investing activities:
Capital expenditures	(204.8)	(223.0)
Proceeds from disposals of property, plant and equipment	10.8	7.1
Purchases of short-term investments	(89.3)	(48.5)
Sales and maturities of short-term investments	71.1	44.6
Acquisitions, net of cash acquired	(50.3)	(891.2)

Net cash used in investing activities	(262.5)	(1,111.0)

Cash from financing activities:
Proceeds from issuance of senior notes	942.3	1,398.8
Repayments of senior notes and other long-term debt	(402.9)	(1,111.2)
Borrowings under credit facilities	1,567.4	—
Repayments under credit facilities	(1,568.1)	—
(Repayments) borrowings under commercial paper programs, net	(385.9)	137.2
Payment of costs related to debt financing	(8.7)	(14.9)
Payment of premiums and fees related to early extinguishment of debt	—	(13.4)
Payment of acquisition-related contingent consideration	(75.0)	—
Payment of deferred purchase price related to an acquisition	(16.2)	—
Proceeds from exercise of stock options	256.6	146.3
Distributions to and purchases of noncontrolling interests	(11.5)	(25.0)
Purchase of treasury stock	(459.2)	(558.7)
Dividend payments	(223.0)	(205.5)

Net cash used in financing activities	(384.2)	(246.4)

Effect of exchange rate changes on cash and cash equivalents	25.0	(30.8)

Net change in cash and cash equivalents	529.3	(310.0)

Cash and cash equivalents balance, beginning of period	891.2	1,279.3

Cash and cash equivalents balance, end of period	$1,420.5	$969.3

Cash paid for:
Interest	$74.5	$81.8
Income taxes, net	262.9	333.2

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net sales:
Interconnect Products and Assemblies	$2,221.9	$2,000.8	$5,899.4	$5,789.0
Cable Products and Solutions	101.5	99.8	273.5	285.4
Consolidated Net sales	$2,323.4	$2,100.6	$6,172.9	$6,074.4

Operating income:
Interconnect Products and Assemblies	$498.4	$433.9	$1,217.6	$1,272.4
Cable Products and Solutions	10.9	10.2	25.7	29.3
Stock-based compensation expense	(19.0)	(16.6)	(51.0)	(46.4)
Acquisition-related expenses	—	—	—	(25.4)
Other operating expenses	(14.5)	(13.9)	(42.2)	(40.5)
Consolidated Operating income	$475.8	$413.6	$1,150.1	$1,189.4

Operating margin (%):
Interconnect Products and Assemblies	22.4%	21.7%	20.6%	22.0%
Cable Products and Solutions	10.7%	10.2%	9.4%	10.3%
Stock-based compensation expense	-0.8%	-0.8%	-0.8%	-0.8%
Acquisition-related expenses	0.0%	0.0%	0.0%	-0.4%
Other operating expenses	-0.6%	-0.7%	-0.7%	-0.7%
Consolidated Operating margin (%)	20.5%	19.7%	18.6%	19.6%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended September 30,
	2020					2019
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$475.8	20.5%	$346.6	22.1%	$1.12	$413.6	19.7%	$280.3	24.5%	$0.92
Loss on early extinguishment of debt	-	-	-	-	-	-	-	12.5	(0.4)	0.04
Excess tax benefits related to stock-based compensation	-	-	(10.7)	2.4	(0.03)	-	-	(1.6)	0.4	(0.01)
Adjusted (non-GAAP) (2)	$475.8	20.5%	$335.9	24.5%	$1.09	$413.6	19.7%	$291.2	24.5%	$0.95

	Nine Months Ended September 30,
	2020					2019
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$1,150.1	18.6%	$846.4	20.0%	$2.76	$1,189.4	19.6%	$836.3	22.9%	$2.72
Acquisition-related expenses	-	-	-	-	-	25.4	0.4	21.0	(0.2)	0.07
Loss on early extinguishment of debt	-	-	-	-	-	-	-	12.5	(0.1)	0.04
Excess tax benefits related to stock-based compensation	-	-	(28.1)	2.6	(0.09)	-	-	(21.3)	1.9	(0.07)
Discrete tax item	-	-	(19.9)	1.9	(0.06)	-	-	-	-	-
Adjusted (non-GAAP) (2)	$1,150.1	18.6%	$798.4	24.5%	$2.61	$1,214.8	20.0%	$848.5	24.5%	$2.76

(1)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded in the presentation of this non-GAAP financial measure in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measure should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the fourth quarter and the full year 2020:

	GUIDANCE (1)
	FOURTH QUARTER 2020	FULL YEAR 2020

Diluted EPS (GAAP)	$0.98 - $1.00	$3.74 - $3.76

Excess tax benefits related to stock-based compensation	-	($0.09)

Discrete tax item	-	($0.06)

Adjusted Diluted EPS (non-GAAP)	$0.98 - $1.00	$3.59 - $3.61

(1)

Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. As the Company has not identified any estimable items in the forward-looking periods presented, the reconciling items shown above for the full year 2020 guidance only reflect the impact of the items that were recognized during the nine months ended September 30, 2020.